Registration No. 333-64668

Filed Pursuant to Rule 424(b)(3)

SUPPLEMENT NO. 2 TO PROSPECTUS

This Supplement No. 2 supplements the Prospectus contained in Registration Statement Number 333-64668 on Form S-3 filed by Navigant International, Inc. with the Securities and Exchange Commission on July 5, 2001 (as amended on July 12, 2001). With respect to the table of selling stockholders set forth on page 15 of the Prospectus, 75,461 shares held by Stuart Mill, LLC have been released from escrow pursuant to the Escrow Agreement and distributed by Stuart Mill, LLC to its members in the following amounts:

NAME	SHARES RECEIVED IN THE DISTRIBUTION	SHARES OFFERED (1)
Lawrence A. Hough	36,531	36,531
Dwight L. Bush	7,896	7,896
Timothy G. Greene	7,896	7,896
Deborah R. Clarken	4,978	4,978
Jill M. Felzan	4,978	4,978
Walter H. Lubsen, Jr.	4,978	4,978
Jeffrey W. Salinger	4,978	4,978
Jana L. Hernandes	1,613	1,613
Phyllis A. Leeth	1,613	1,613

(1)  The shares offered by the stockholders listed in this table in this supplement are in addition to the shares offered by such stockholders and listed in the table of selling stockholders on page 15 of the Prospectus.

Stuart Mill, LLC has retained the remaining 7,461 shares.

All of the shares distributed to the members set forth above may be sold by the members as selling stockholders pursuant to the Prospectus.